                                                                     EXHIBIT 3.2

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                          ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICA'S HOME PAGE, INC.", CHANGING ITS NAME FROM "AMERICA'S HOME PAGE, INC." TO "TAKES.COM, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 1999, AT 1 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State


                     [STATE SEAL]


3017290  8100                           AUTHENTICATION:  9812363

991244859                                         DATE:  06-18-99

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AMERICA'S HOME PAGE, INC.
                            (A DELAWARE CORPORATION)

                                     *****

     AMERICA'S HOME PAGE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:

          That the Shareholder and the Board of Directors of the Corporation, PURSUANT TO SECTIONS 141, 242 AND 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, adopted a resolution declaring the adoption of the following amendment to the Certificate of Incorporation of the
          Corporation:

          ITEM FIRST OF THE CERTIFICATE OF INCORPORATION SHALL READ AS FOLLOWS IN ITS ENTIRETY:

          FIRST: THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE "CORPORATION") IS: takes.com, inc.

DATED:    June 17, 1999

                                        AMERICA'S HOME PAGE, INC.

                                        /s/ Susan Hermann
                                        -----------------------------------
                                        By: Susan Hermann
                                        Its: Assistant Secretary